UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 in this Form 8-K regarding the Notes (as defined in Item 2.03) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

$50,000 Promissory Note

On April 1, 2021 (the “$50K Issue Date”), Omnia Wellness Inc. (the “Company”) executed a promissory note (the “$50K Note”) with an investor who loaned to the Company $50,000 (the “$50K Loan”).

The $50K Note will be amortized at the rate of $2,000 per month and will be payable in 36 monthly interest and principal payments of $2,000 per month, with the first payment beginning May 1, 2021 and ending on April 1, 2024. The interest on the principal of the $50K Loan shall begin accruing on the $50K Issue Date.

The Company intends to use the net proceeds from the $50K Loan for its general working capital.

The $50K Note contains customary events of default. During any period of time while an event of default is continuing, the annual rate at which interest accrues under the $50K Note shall be increased by an additional two percent (2%) per annum.

$100,000 Promissory Note

On April 1, 2021, the Company executed a promissory note (the “$100K Note”) with an investor who loaned to the Company $100,000 (the “$100K Loan”).

The $100K Note shall bear interest at the rate of ten percent per annum, and shall be payable semi-annually on September 30, 2021 and March 31, 2022. The principal amount of the $100K Note, along with any accrued but unpaid interest, shall be payable on March 31, 2022.

The Company intends to use the net proceeds from the $100K Loan for its general working capital.

The $100K Note contains customary events of default. During any period of time while an event of default is continuing, the annual rate at which interest accrues under the $100K Note shall be increased by an additional two percent (2%) per annum.

The foregoing is a brief description of the terms of the $50K Note and $100K Note and is qualified in its entirety by reference to the full text of the $50K Note and $100K Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2021, the Company filed a Certificate of Change to its Amended and Restated Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada to effect the following actions:

1.       To increase the Company’s authorized shares of common stock from 100,000,000 to 1,500,000,000

2.       To increase the Company’s authorized shares of “blank check” preferred stock from 10,000,000 to 150,000,000; and

3.       To effect a 1:15 forward stock split of the Company’s common stock.

The foregoing is a brief description of the Certificate and is qualified in its entirety by the full text of the Certificate, which is included as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Change
10.1	Promissory Note
10.2	10% Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2021

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman